THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'ACT') OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

As of July 1, 1997                                                 $950,000.00

Non-Interest Bearing
Promissory Note Due March 31, 1998

    Data Net International, Incorporated, a California corporation (together with its successors and assigns, "Issuer"), for value received hereby promises to pay to Computer-Aided Software Integration, Inc., a Delaware corporation (together with its successors, transferees and assigns, "Noteholder"), by wire transfer of immediately available funds to an account designated by Noteholder by notice to Issuer the principal sum of NINE HUNDRED AND FIFTY THOUSAND DOLLARS ($950,000) ("Note Amount"), as provided herein.

    This Note (the "Note") is delivered to Noteholder as payment in full for the license fee (the "License Fee") for the licenses and rights provided to Issuer pursuant to that certain Amended and Restated License Agreement dated as of the date hereof by and between Issuer and Noteholder (the "License Agreement"). This Note is an amendment and restatement of, and issued in substitution for, that certain Note of the Issuer dated April 30, 1997 in favor of Noteholder in the principal amount of $1,500,000.00 (the "April Note"). The execution and delivery of this Note shall render the April Note null, void, canceled, terminated and satisfied in all respects, and Issuer shall have no liability in connection therewith after such execution and delivery.

1.  TERMS OF NOTE.   The Note Amount shall not accrue interest and shall be
due and payable in two installments (the "First Installment" and the "Second Installment," respectively), payable in the amounts and on the dates as follows:

                    PAYMENT DATE                      PRINCIPAL PAYMENT
                    ------------                      -----------------

First
Installment:        October 31, 1997                   $250,000

Second
Installment:        February 28, 1998                  $700,000

    ;provided, however, that:

    (i) in the event that Issuer in its sole discretion consummates a Qualified Financing (as hereinafter defined) prior to payment of the First Installment, the first $250,000 of proceeds of such Qualified Financing shall be immediately applied to pre-payment of the Second Installment; and

    (ii) in the event that Issuer in its sole discretion consummates a Qualified IPO (as hereinafter defined) prior to payment of the Second Installment, the first $350,000 of proceeds of such Qualified Financing shall be immediately applied to pre-payment of the Second Installment.

For purposes of this Note, (i) a Qualified Financing shall mean a subordinated debt or equity financing transaction or a series of subordinated debt or equity financing transactions which yield gross proceeds to the Issuer or any of its subsidiaries of at least $1,000,000, and (ii) a Qualified IPO shall mean an initial underwritten offering by the Issuer of its securities to the public pursuant to a registration statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended.

    Whenever any payment of this Note shall be stated to be due on a day, which is not a Business Day, such payment shall be made on the next succeeding Business Day. For purposes of this Note, "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

    2. EVENT OF DEFAULT DEFINED; ACCELERATION OF PAYMENT. In case one or more of the following events ("Events of Default") (if it shall be voluntary or pursuant to any final judgment, decree or order of any court or any final order of any administrative or governmental body) shall have occurred and be continuing:

    a. Failure on the part of Issuer to pay any installment under this Note when due at maturity, upon acceleration or otherwise and such default continues for a period of more than thirty (30) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to Issuer; or

    b. Material failure on the part of Issuer duly to observe or perform any of the material covenants or agreements on the part of Issuer contained in the License Agreement, for a period of thirty (30) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to Issuer; or

    c. A material final judgment or order (not covered by insurance) for the payment of money in excess of $500,000 shall be rendered against Issuer (treating any deductibles as not so covered) shall be rendered against Issuer and such judgment or order shall continue unsatisfied, unstayed or unappealed (by filing of motion after judgment or order or filing of appeal to higher governmental authority) for a period of 30 days; or

    d. Issuer makes an assignment for benefit of creditors involving all of its assets; or

    e. Issuer pursuant to or within the meaning of title 11, U.S. Code or any succeeding federal law ("Bankruptcy Law"):

         i. Commences a voluntary case or proceeding, which is not dismissed within ninety (90) days of commencement,

         ii. Consents to the entry of an order for relief against it effectuating the transfer of all of its assets in an involuntary case or proceeding, unless such case or proceeding is dismissed within ninety (90) days of commencement, or

         iii. Consents to the appointment of any receiver, trustee, assignee for the benefit of creditors, liquidator or similar official under any Bankruptcy Law (a "Custodian") for it or for all or substantially all of its property, which Custodian is not removed within ninety (90) days of appointment, or

         iv. A court of competent jurisdiction enters a final order or decree under any Bankruptcy Law that:

         v. Is for relief against Issuer effectuating the transfer of all of its assets in an involuntary case or proceeding, unless such case or proceeding is dismissed within ninety (90) days,

         vi. Appoints a Custodian of Issuer for all or substantially all of the property of Issuer, which Custodian is not removed within ninety (90) days of appointment, or

         vii. Orders the complete liquidation of all of the assets of Issuer,

    And such order or decree remains unstayed or unappealed (by filing of motion after judgment or order or filing of appeal to higher governmental authority) and in effect for 60 days;

    Then, (i) in each case where a material Event of Default occurs (other than a material Event of Default under Section 3(e) or 3(f) hereof), the Noteholder, by thirty (30) days notice in writing to Issuer (the "Acceleration Notice"), may declare the aggregate Note Amount to be due, and upon the passage of such thirty (30) days, the same shall become due; PROVIDED that if a material Event of Default under Section 3(e) or 3(f) occurs, the Note Amount shall become and be immediately due upon receipt of written notice of such default to Issuer on the part of the Noteholder. Subject to Section 7 below, the Noteholder may exercise this option to accelerate on the terms of this Note during any default by Issuer regardless of any prior forbearance.

    Upon the occurrence of, and during the continuation of, any material Event of Default (or, in the case of those Events of Default with allotted cure periods, upon expiration of the allotted cure period of such material Event of Default) the principal amount of this Note shall bear interest at a rate of 5% per annum (the "Default Interest").

    3. DEFAULT BY NOTEHOLDER OR GLASGAL. If Noteholder or Glasgal Communications, Inc. or any of its subsidiaries or affiliates (collectively, AGlasgal@) breaches the License Agreement or any other agreement by and among Issuer and Noteholder and/or Glasgal, then this Note shall be immediately rendered null, void, canceled, terminated and satisfied in all respects, and Issuer shall have no liability in connection therewith after such execution and delivery.

    4. PREPAYMENT. The Issuer may prepay the unpaid principal balance of this Note in whole or in part, without penalty at any time. The principal amount of this Note may be prepaid only in cash.

    5. TRANSFER. This Note is assignable and transferable by Noteholder only with the consent of Issuer and only upon compliance with the provisions of Section 2 above, and by Issuer with Noteholders consent.

    6. NO WAIVER. No failure on the part of Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right hereunder. The remedies herein provided have been negotiated by the parties, are cumulative and are exclusive of any other remedies provided by law.

    7. NO COLLECTION. Notwithstanding any provision of Section 3 of this Note, the License Agreement or otherwise, no suit may be brought to collect this Note or for payment of the License Fee; instead, Noteholder shall only be able, and its exclusive remedy for any default under this Note or the failure to pay the License Fee shall be to apply the entire amount due hereunder to payment for the Common Stock of the Issuer pursuant to the terms of that certain Warrant Agreement of even date herewith by and between the Issuer and the Noteholder.

    8. AMENDMENT. No amendment or waiver of any provision of this Note, nor consent to any departure by the Issuer herefrom, shall in any event be effective unless the same shall be in writing and signed by Noteholder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    9. MISCELLANEOUS. This Note shall be governed by and be construed in accordance with the laws of the State of California without regard to the conflicts of law rules of such state. Issuer hereby assents to extensions of the time of payment, or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof. After delivery of an indemnity in form and substance reasonably satisfactory to Issuer, Issuer agrees to issue a replacement Note if this Note has been lost, stolen, mutilated or destroyed.

    10. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing by nationally recognized overnight mail carrier, certified mail, return receipt requested or facsimile and shall be given,

If to Issuer to:

       Data Net International, Incorporated
       1304 John Reed Court
       City of Industry, California 91745
       Attn: Maxwell Riazi
       Fax: (805) 492-4294

if to Noteholder:

       Computer-Aided Software Integration, Inc.
       c/o Glasgal Communications, Inc.
       20C Commerce Way
       Totowa, New Jersey 07512
       Attention:  Chief Financial Officer
       Telephone: (201) 890-4800
       Fax: (201) 890-2888

with a copy (which shall not constitute notice) to:

       Olshan Grundman Frome & Rosenzweig LLP
       505 Park Avenue
       New York, New York 10022-1170
       Attention: Robert H. Friedman, Esq.
       Telephone: (212) 753-7200
       Fax: (212) 755-1467

if to Glasgal:

       Glasgal Communications, Inc.
       20C Commerce Way
       Totowa, New Jersey 07512
       Attention:  Chief Financial Officer
       Telephone: (201) 890-4800
       Fax: (201) 890-2888


    Any notice sent by nationally recognized overnight mail carrier shall be deemed to be delivered to the address shown on the mailing receipt upon actual receipt by the recipient. Any notice sent by certified mail, return receipt requested, shall be deemed to be delivered 3 days after mailing. Any notice sent by facsimile shall be deemed delivered upon the receipt by sender of written confirmation of transmission so long as within 24 hours such notice is also sent by regular mail to the appropriate address written above.

    IN WITNESS WHEREOF, Issuer has caused this Note to be executed as of the date first above written.

                                          DATANET INTERNATIONAL, INCORPORATED


                                           By:  /s/ JAMES UNG
                                               ------------------------------
                                               Name:      James Ung
                                                      -----------------------
                                               Title:     President
                                                      -----------------------


Agreed and Accepted:

Computer-Aided Software Integration, Inc.

By:  /s/ JAMES CACI
     --------------------------
        Name:  James Caci
        Title: CFO
Dated:   July 1, 1997
       ------------------------